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                                                                   EXHIBIT 3(a)

                        RESTATED ARTICLES OF INCORPORATION
                        ----------------------------------
                                        OF
                                        --
                             1ST SOURCE CORPORATION
                             ----------------------

                                    ARTICLE I
                                    ---------
                                      Name
                                      ----

      The name of the Corporation is 1st Source Corporation.

                                   ARTICLE II
                                   ----------
                                    Purposes
                                    --------

      The purpose for which the Corporation is organized is to engage in any lawful business for which corporations may be incorporated under the Indiana Business Corporation Law or any successor thereto (the "Act").

                                  ARTICLE III
                                  -----------
                             Amount of Capital Stock
                             -----------------------

      The total number of shares of capital stock which the Corporation has authority to issue is 50,000,000, all of which shall be divided into two classes of shares to be designated "Common Stock" and "Preferred Stock," respectively, as follows:

      40,000,000 shares of Common Stock, no par value; and,

      10,000,000 shares of Preferred Stock

                                 ARTICLE IV
                                 ----------
                     Terms and Voting Rights of Capital Stock
                     ----------------------------------------

      (1)  Common Stock.  Each share of Common Stock with no par value shall
           ------------
be equal to every other share of Common Stock and the holders of the outstanding shares of Common Stock shall have the right to notice of shareholders' meetings and to vote on all matters presented to shareholders on the basis of one vote for each share of Common Stock held of record.

      Subject to the rights of any series of Preferred Stock authorized by the Board of Directors as provided in Section 2 below, the holders of the outstanding shares of Common Stock shall be entitled to dividends as and when declared by the Board of Directors out of funds of the Corporation legally available for payment of dividends, and said holders shall be entitled to receive the net assets of the Corporation on dissolution.

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                                                                   EXHIBIT 3(a)

      (2)  Preferred Stock.  Shares of Preferred Stock may be issued from
           ---------------
time to time in one or more series which may be redeemed, purchased or otherwise acquired by the Corporation, subject to such limitations contained in the terms of any series, and may be reissued except as otherwise provided by law.

      The Board of Directors, upon resolution, is authorized to determine the number of shares of each series of Preferred Stock it elects to issue. The terms, preferences, limitations, and relative voting and other rights of the Preferred Stock shall be wholly determined by the Board of Directors of the Corporation without the necessity of shareholder action.

                                  ARTICLE V
                                  ---------
                           Data Respecting Directors
                           -------------------------

       (1)  Number.  The number of Directors may be from time to time fixed
            ------
by the By-Laws of the Corporation at any number not less than three (3) or more than twenty-five (25). In the absence of a By-Law fixing the number of Directors, the number shall be twelve (12).

      (2)  Qualification.  Directors need not be shareholders of the
           -------------
Corporation. A majority of the Directors at any time shall be citizens of the United States.

                                  ARTICLE VI
                                  ----------
                   Provisions for Regulation of Business and
                   -----------------------------------------
                       Conduct of Affairs of Corporation
                       ---------------------------------

      (1) Meetings of Shareholders and Directors may be held outside the State of Indiana if the By-Laws so provide. The books and records of the Corporation may be kept (subject to any provision contained in the Act) outside the State of Indiana at such place or places as may be designated from time to time by the Board of Directors in the By-Laws of the Corporation. Election of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

      (2) The Board of Directors is empowered, from time to time, subject to such restrictions as may be contained in the Act, to declare and pay dividends, in cash or property, upon its outstanding shares.

       (3)(A) No contract or transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors, officers, trustees, or general partners are Directors of this Corporation, or in which any Director of the Corporation has a material financial interest, shall be void or voidable solely for this reason, or solely because the Director is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if

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                                                                   EXHIBIT 3(a)

      (i) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee authorizes, approves or ratifies the contract or transaction by a majority vote without counting the vote of the interested Director or Directors, provided, that more than one disinterested Director is required to act under this section;

      (ii) The material facts as to his interest and as to contract or transaction are disclosed or are known to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by majority vote of the Stockholders; or

      (iii)  The contract or transaction was fair to the Corporation.

      (B) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction

      (4) Any notice given to the holder of record of any share or shares of capital stock of this Corporation, at the latest address of such holder appearing on the records maintained by the transfer agent or if no transfer agent has been appointed for the class of stock held by such shareholder then as shown by the stock record book of this Corporation, and in the manner prescribed by the By-Laws of this Corporation and the laws under which it is organized (including all laws mandatory thereof or supplemental thereto) shall be deemed notice to the actual owner and holder of such share or shares.

      (5) Shareholders or Directors may remove one or more directors with or without cause as provided in the By-Laws from time to time.

      (6) If there are nine (9) or more Directors, the By-Laws may provide for staggering their terms by dividing the total number of Directors into two
(2) or three (3) groups, with each group containing one-half (1/2) or one-third (l/3) of the total, as near as may be. In that event, the terms of Directors in the first group expire at the first annual shareholders' meeting after their election, the terms of the second group expire at the second annual shareholders' meeting after their election, and the terms of the third group, if any, expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, Directors shall be chosen for a term of two (2) years or three (3) years, as the case may be, to succeed those whose terms expire.

                              ARTICLE VII
                              -----------
                            Indemnification
                            ---------------

      The Corporation shall, to the fullest extent permitted in and in the manner provided by Chapter 37 of the Act, indemnify every person who is or was a Director of the Corporation. The Corporation may advance expenses to every person who is or was a Director of the Corporation to the fullest extent permitted in and in the manner provided by Chapter 37 of the Act. The Corporation shall indemnify and advance expenses to every person

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                                                                   EXHIBIT 3(a)

who is or was an Officer of the Corporation to the same extent as if such person were a Director of the Corporation. The foregoing indemnification and advance of expenses for Directors and Officers of the Corporation shall apply when such persons are serving in their official capacity with the Corporation, when serving at the Corporation's request while a Director or Officer of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, and when serving as a director or officer of any corporation at least eighty percent (80%) of the voting capital stock of which is owned of record by the Corporation. All references in this paragraph to Chapter 37 of the Act shall be deemed to include any amendment or successor thereto. Nothing contained in this paragraph shall limit or preclude the exercise of any right relating to indemnification or advance of expenses to any person who is or was a Director or Officer of the Corporation or the ability of the Corporation to otherwise indemnify or advance expenses to any such person. The foregoing provisions shall be binding upon any successor to the Corporation so that each person who is or was a Director or Officer of the Corporation shall be in the same position with respect to any resulting, surviving, or succeeding entity as he or she would have been had the separate legal existence of the Corporation continued; provided, that unless expressly provided or agreed otherwise, this sentence shall be applicable only to Directors and Officers acting in such capacity prior to termination of the separate legal existence of the Corporation. If any word, clause, or sentence of the foregoing provisions regarding indemnification or advancement of expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. This paragraph shall be interpreted and enforced so as to give maximum rights to indemnification and advance of expenses to each person who is or was a Director or Officer of the Corporation. If any Court holds any word, clause, or sentence of this paragraph invalid, the Court is authorized and empowered to rewrite these provisions to achieve such purpose.

                               ARTICLE VIII
                               ------------
                           Business Combinations
                           ---------------------

      Voting Rights on Business Combinations. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the Common Stock of 1st Source shall be required to approve a Business Combination (as below defined) with a "Related Person" (as below defined), unless two-thirds (2/3) of the entire Board of Directors of 1st Source as Continuing Directors (as below defined), has first approved the said business combination in which case the required vote, if any, shall be as provided by law.

      For the purpose of this Article VIII, "1st Source" as used herein (except in connection with the terms "Board of Directors" and "Continuing Board") includes any of its subsidiaries. An "Affirmative Vote" as used herein means such a vote notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement between 1st Source and any other party including any national securities exchange. "Affiliate" or "Affiliated" and "Associate" or "Associated" have the meaning ascribed to such terms under the Rules and Regulations of the Securities Exchange

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                                                                   EXHIBIT 3(a)

Act of 1934, as amended.

      "Business Combination" as set forth herein shall include:

      i)    Any merger of 1st Source with a Related Person, or

      ii) Any sale, lease, exchange or disposition of any kind or nature of any material part of the assets of 1st Source to or with a Related Person, or

      iii) Any liquidation or dissolution of 1st Source or adoption of any plan with respect thereof involving a Related Person, or

      iv) Any reclassification of securities or recapitalization of 1st Source or any transaction which has the effect, directly or indirectly, of increasing the proportionate ownership of the outstanding shares of any class of equity or convertible securities of 1st Source which is directly or indirectly owned by any Related Person.

      "Related Person" as used herein is any person, corporation, company, association, partnership or entity of any kind or nature, whether acting directly or indirectly alone or as part of any group including any Affiliate or Associate other than 1st Source or any employee benefit plan of 1st Source that beneficially owns 5 percent (5%) or more of the voting rights of 1st Source Corporation. A Related Person does not include any person who as of the date of the adoption of this Article VIII would otherwise be a Related Person. A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to such Directors after reasonable inquiry, whether or not a person is a Related Person and whether a person is an Affiliate or Associate of a Related Person.

      "Continuing Directors" as used herein shall mean any member of the Board of Directors of 1st Source who is not a Related Person or affiliated or associated with a Related Person who was a member of the Board prior to the time that the Related Person made a proposal for a Business Combination or became a Related Person, and any successor of a Continuing Director who is not an Affiliate or Associate of a Related Person and is elected to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

      Article VIII shall not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock of 1st Source Corporation, at a lawfully called shareholders' meeting for that purpose, on a proposal adopted by the vote of not less than two-thirds (2/3) of the Continuing Directors of 1st Source.